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                                                                   Exhibit h(3)

                               CitiFunds Trust I
                                125 Broad Street
                            New York, New York 10004

                                 March 27, 2003

Citicorp Trust Bank, fsb
125 Broad Street
New York, New York, 10004

         Re:  CitiFunds Trust I - Transfer Agency and Services Agreement

Ladies and Gentlemen:

         This letter serves as notice that Citi Institutional Money Reserves (the "Series"), a series of CitiFunds Trust I (the "Trust"), is added to the list of series of the Trust to which Citicorp Trust Bank, fsb ("Citicorp") renders services as transfer agent pursuant to the terms of the Transfer Agency and Services Agreement dated as of October 1, 1999 (the "Agreement"), between the Trust and Citicorp (formerly known as Smith Barney Private Trust Company).

         Please sign below to evidence your agreement to render such services as transfer agent on behalf of the Series under the Agreement.

                                            CITIFUNDS TRUST I

                                            By:
                                                ------------------------------

                                            Title:
                                                   ---------------------------

Acknowledgement:

CITICORP TRUST BANK, FSB

By:
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Title:
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